UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20429

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 13, 2012

CHOICE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	27-2416885
State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number

2450 Witzel Avenue
Oshkosh, Wisconsin	54904
Address of principal executive offices	Zip Code

(920) 230-1300
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement

On April 13, 2012, Choice Bank, Oshkosh, Wisconsin (the “Bank”), a wholly-owned subsidiary of Choice Bancorp, Inc. (the “Company”), entered into a Stipulation and Consent to the Issuance of a Consent Order (the “Consent Order”) with the Wisconsin Department of Financial Institutions (the “WDFI”) and the Federal Deposit Insurance Corporation (the “FDIC”).  The WDFI and the FDIC are collectively referred to as the “Banking Regulators.”  The Consent Order is based on the findings of the FDIC during its on-site examination of the Bank for the examination period ended June 30, 2011.  Under the terms of the Consent Order, the Bank agreed to take the following actions:

•

The Bank is required to have and retain qualified management with the authority and ability to operate all aspects of the Bank in a safe and sound manner, including capital adequacy, asset quality, earnings, liquidity, compliance and sensitivity to interest rate risk;

•

Within 60 days of the Consent Order, the board must develop a written analysis of the Bank’s management and staffing needs, including both the type and number of officer and staff positions needed to properly manage and supervise the affairs of the Bank;

•

While the Consent Order remains in effect, the Bank must obtain prior approval from the Banking Regulators before adding any new directors or senior executive officers;

•

The participation by the Board of Directors (the “Board”) in the affairs of the Bank shall be consistent with the role and expertise commonly expected for boards of comparable banks;

•

During the life of the Consent Order, the Bank must maintain its level of Tier 1 capital as a percentage of total assets at a minimum of nine percent (9.0%) and its level of qualifying total capital as a percentage of risk-weighted assets at a minimum of twelve percent (12.0%);

•

Within 30 days of the Consent Order, the Bank must re-submit the capital plan previously approved by the Banking Regulators;

•

While the Consent Order remains in effect, the Bank must not increase its total assets by more than three percent (3.0%) during any consecutive three-month period without prior approval from the Banking Regulators;

•

The Bank is not permitted to pay dividends without prior approval from the Banking Regulators;

•

With certain limited exceptions, the Bank must not extend additional credit to, or for the benefit of, any borrower who is already obligated on an extension of credit that has been charged off or classified as “substandard” and remains uncollected;

•

Within 60 days of the Consent Order, the Bank must adopt a written plan to reduce its risk position in each asset in excess of $200,000 which is classified as “substandard,” and is required to correct any deficiencies in loans listed as “Special Mention”;

•

The directors loan committee must adopt policies and procedures that include a tracking mechanism detailing corrective measures taken, enhance the loan grading matrix, and improve credit presentations, documentation standards, and credit underwriting and administration procedures;

•

The directors loan committee must file a monthly report with the Board detailing the results of its ongoing review of the Bank’s loan portfolio;

•

Within 60 days of the Consent Order, the Bank is required to adopt a written plan to reduce certain concentrations of credit;

•

Within 90 days of the Consent Order, the Bank must revise its written lending and collection policies to address issues identified in the FDIC’s Report of Examination;

•

Prior to the submission of its Reports of Condition and Income, as regularly required by the FDIC, the Board is required to review and approve the adequacy of the Bank’s

Allowance for Loan and Lease Losses (also known as the ALLL), taking into account and in conformance with certain applicable standards;

•

Within 90 days of the Consent Order, the Bank is required to adopt a comprehensive strategic plan which addresses, at a minimum, pricing policies and asset/liability management, as well as financial goals;

•

Within 60 days of the Consent Order, the Bank must revise its written profit plan and budget for 2012 and 2013, and, within 30 days from each quarter end, the Board is required to evaluate the Bank’s performance in relation to such plan and budget;

•

Within 60 days of the Consent Order, the Bank must revise its written contingency funding plan;

•

Within 30 days of the Consent Order, the Bank must adopt procedures to insure its compliance with its existing plan for assessing interest rate risk;

•

Within 60 days of the Consent Order, the Bank must eliminate or correct all violations cited in the FDIC’s Report of Examination; and

•

So long as the Consent Order remains in place, the Bank must provide the Banking Regulators with quarterly progress reports with respect to the actions it has taken to comply with the Consent Order.

The Consent Order will remain in effect until modified or terminated by the Banking Regulators.  The foregoing description is only a summary of the most material terms of the Consent Order.

A copy of a letter to our shareholders issued on April 19, 2012 discussing the Consent Order is attached to this Report as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits

 (d)

Exhibits.

Exhibit 99.1

Choice Bancorp, Inc. letter to shareholders issued on
April 19, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHOICE BANCORP, INC.

Dated:

April 19, 2012

By:  /s/ J. Scott Sitter

J. Scott Sitter, President and CEO